FIRST TRUST EXCHANGE-TRADED FUND VIII
        AMENDED AND RESTATED ESTABLISHMENT AND DESIGNATION OF SERIES OF
                         SHARES OF BENEFICIAL INTEREST
                      (EFFECTIVE AS OF DECEMBER 19, 2019)

      WHEREAS, pursuant to Section 4.9 of the Amended and Restated Declaration of Trust dated June 12, 2017 as the same may be amended from time to time (the "Declaration"), of First Trust Exchange-Traded Fund VIII, a Massachusetts business trust (the "Trust"), the Board of Trustees of the Trust divided the Shares of the Trust into five series of shares of beneficial interests in the Trust (each, a "Series"): First Trust Strategic Mortgage REIT ETF, First Trust Long/Short Currency Strategy ETF, First Trust Equity Market Neutral ETF, First Trust CEF Income Opportunity ETF and First Trust Municipal CEF Income
Opportunity ETF (the "Initial Series") as set forth on Appendix A to the Declaration;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on October 25, 2016, designated two additional Series to be named EquityCompass Equity Risk Manager ETF and EquityCompass Tactical Equity Risk Manager ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designations;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 12, 2016, terminated First Trust Equity Market Neutral ETF as a series of the Trust, designated one additional Series of the Trust to be named First Trust TCW Opportunistic Fixed Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the termination and the designation;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on January 17, 2017, renamed the two Series EquityCompass Equity Risk Manager ETF and EquityCompass Tactical Equity Risk Manager ETF as EquityCompass Risk Manager ETF and EquityCompass Tactical Risk
Manager ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name changes;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on September 11, 2017, terminated First Trust Strategic Mortgage REIT ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the termination;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on March 5, 2018, designated an additional Series to be named First Trust TCW Unconstrained Plus Bond ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on April 23, 2018, designated one additional Series to be named First Trust Pax U.S. Equity ESG Leaders ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on June 11, 2018, designated two additional Series to be named First Trust Brookmont Dividend Equity ETF and First Trust Limited Duration Strategic Focus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 9 & 10, 2018, terminated First Trust Brookmont Dividend Equity ETF and First Trust Long/Short Currency Strategy ETF, and renamed First Trust Limited Duration Strategic Focus ETF as First Trust Low Duration Strategic Focus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the terminations and the name change;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on January 17, 2019, designated two additional Series to be named First Trust Buffer April ETF, and First Trust Ultra Buffer April ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on June 2, 2019, designated three additional Series to be named First Trust Active Factor Small Cap ETF, First Trust Active Factor Mid Cap ETF, and First Trust Active Factor Large Cap ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on September 9, 2019, changed the name of First Trust Buffer April ETF to FT Cboe Vest US Equity Buffer ETF-August; changed the name of First Trust Ultra Buffer April ETF to FT Cboe Vest US Equity Deep Buffer ETF-August; designated two additional Series to be named FT Cboe Vest US Equity Buffer ETF-November and FT Cboe Vest US Equity Deep Buffer ETF-November; and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on October 30, 2019, designated four additional Series to be named FT Cboe Vest U.S. Equity Deep Buffer ETF-February, FT Cboe Vest U.S. Equity Deep Buffer ETF-May, FT Cboe Vest U.S. Equity Buffer ETF-February, and FT Cboe Vest U.S. Equity Buffer ETF-May, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 9, 2019, designated one additional Series to be named First Trust TCW Securitized Plus ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, at a meeting held on December 19, 2019, designated one additional Series to be named FT Cboe Vest U.S. Equity Buffer Strategy ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the designation.

      NOW THEREFORE, the undersigned does hereby certify that the following Series of the Trust have been established and designated by the Trustees of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

  1.  First Trust CEF Income Opportunity ETF
  2.  First Trust Municipal CEF Income Opportunity ETF
  3.  EquityCompass Risk Manager ETF
  4.  EquityCompass Tactical Risk Manager ETF
  5.  First Trust TCW Opportunistic Fixed Income ETF
  6.  First Trust TCW Unconstrained Plus Bond ETF
  7.  First Trust Pax U.S. Equity ESG Leaders ETF
  8.  First Trust Low Duration Strategic Focus ETF
  9.  FT Cboe Vest US Equity Buffer ETF-August
  10. FT Cboe Vest US Equity Deep Buffer ETF-August
  11. First Trust Active Factor Small Cap ETF
  12. First Trust Active Factor Mid Cap ETF
  13. First Trust Active Factor Large Cap ETF
  14. FT Cboe Vest US Equity Buffer ETF-November
  15. FT Cboe Vest US Equity Deep Buffer ETF-November
  16. FT Cboe Vest U.S. Equity Deep Buffer ETF-February
  17. FT Cboe Vest U.S. Equity Deep Buffer ETF-May
  18. FT Cboe Vest U.S. Equity Buffer ETF-February
  19. FT Cboe Vest U.S. Equity Buffer ETF-May
  20. First Trust TCW Securitized Plus ETF
  21. FT Cboe Vest U.S. Equity Buffer Strategy ETF

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

      IN WITNESS WHEREOF, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of December 19, 2019.

/s/ Erin Klassman
--------------------------------------
    Erin Klassman, Assistant Secretary



 STATE OF ILLINOIS           )
                             )  SS.
 COUNTY OF DUPAGE            )


      Then personally appeared the above-named person(s) who are known to me to be the Assistant Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this December 19, 2019.


                                   /s/ Sandra Kim Streit
                                   --------------------------------
                                   Notary Public
                                   My Commission Expires: 5/28/2021